Exhibit 1

[FORM OF WARRANT CERTIFICATE]

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
AGENT AS PROVIDED HEREIN.

Warrant Certificate Evidencing Warrants to Purchase
Common Stock, par value of $0.0001 per share, as described herein.

FingerMotion, Inc.

No. ___________	CUSIP [•]

VOID AFTER 5:00 p.m., NEW YORK CITY TIME,
ON [•], 2026 (the “Expiration Date”)

This Warrant Certificate (“Warrant Certificate”) certifies that _______________ or its registered assigns is the registered holder (the “Holder”) of _________________ warrants (each, a “Warrant”) of FingerMotion, Inc., a Delaware corporation (the “Company”). Each one (1) Warrant entitles the holder, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase one (1) share (each, a “Warrant Share”) of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) at the Exercise Price (as defined below). The price at which each Warrant Share may be purchased at the time each Warrant is exercised (the “Exercise Price”) is $7.00 initially, subject to adjustments as set forth in the Warrant Agreement.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of [•], 2024 (the “Warrant Agreement”), between the Company and VStock Transfer, LLC, as warrant agent (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the below-mentioned office of the Warrant Agent and at the office of the Company at 111 Somerset Road, Level 3, Singapore 238164. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Warrant Agreement.

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby shall be exercisable commencing on the date hereof (the “Effective Date”). The Warrants shall cease to be exercisable and shall terminate and become void, and all rights thereunder and under the Warrant Agreement shall cease, at the 5:00 p.m., New York City time, on the Expiration Date. The period between the Effective Date and 5:00 p.m., New York City time, on the Expiration Date is referred to herein as the “Exercise Period”.

The Holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 p.m., New York City time, on any Business Day during the Exercise Period to the Warrant Agent) at 18 Lafayette Place, Woodmere, New York 11598, Attention: [•], (i) this Warrant Certificate or, in the case of a Book-Entry Warrant Certificate (as defined in the Warrant Agreement), the Warrants to be exercised (the “Book-Entry Warrants”) as shown on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly completed and duly executed by the Holder hereof on the reverse of this Warrant Certificate or properly delivered in accordance with the Depositary’s procedures by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds, in each case payable to the order of the Company.

As used herein, the term “Business Day” means any day other than a Saturday, Sunday, any day which is a federal legal holiday in the United States or a day on which the The Nasdaq Stock Market, LLC or banking institutions in the state of New York are authorized or obligated by law or executive order to close.

Notwithstanding anything else in this Warrant Certificate, or the Warrant Agreement, no Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Warrant Shares to be issued upon exercise is effective under the United States Securities Act of 1933, as amended, and (ii) a prospectus thereunder relating to the Warrant Shares is current.

Warrants may be exercised only in whole numbers of Warrants. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up or down, as applicable, to the nearest whole number. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 3 of the Warrant Agreement and delivered to the Holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.

The Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 10 of the Warrant Agreement.

Upon due presentment for registration of transfer or exchange of this Warrant Certificate and all other documents and information required under Section 5 of the Warrant Agreement at the office of the Warrant Agent designated for such purpose, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 5 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby entitles the Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the Holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE governed by, and construed in accordance with, the laws of the State of NEW YORK without giving effect to the conflicts of law principles thereof.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: ______________ ____, 20__

FingerMotion, Inc.

By:
Name: Martin J. Shen
Title: CEO

VStock Transfer, LLC
as Warrant Agent

By:
Name:
Title:

[REVERSE]

Instructions for Exercise of Warrant

To exercise the Warrants evidenced hereby, the Holder must, by 5:00 p.m., New York City time, deliver to the Warrant Agent at its office designated for such purpose, a certified or official bank check or a bank wire transfer in immediately available funds, in each case payable to the Company, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Holder must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 p.m., New York City time, on the exercise date specified below or the Warrants will be deemed to be received and exercised on the immediately succeeding Business Day.

ELECTION TO PURCHASE
TO BE EXECUTED IF WARRANT HOLDER DESIRES
TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on ____________________, 20____ (the “Exercise Date”), _______________ Warrants, evidenced by this Warrant Certificate, to purchase, _______________ shares (the “Warrant Shares”) of Common Stock, par value of $0.0001 per share (the “Common Stock”) of FingerMotion, Inc., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date, such Holder has tendered payment for such Warrant Shares by certified or official bank check payable to the order of the Company c/o VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598, Attention: [•], or by bank wire transfer in immediately available funds payable to the Company at Account No. [•], in each case in the amount of $_________ in accordance with the terms hereof

The undersigned requests that said number of Warrant Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the Holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ______________ __, ____

Name __________________________________

(Please Print)

/ / / / - / / / / / - / / / / /

(Insert Social Security or Other Identifying Number of Holder)

Address _______________________________________________________________________________

Signature _______________________________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

VStock Transfer, LLC

18 Lafayette Place

Woodmere, New York 11598

Attention: [•]

The method of delivery of this Warrant Certificate is at the option and risk of the exercising Holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

(Instructions as to form and delivery of Warrant Shares and/or Warrant Certificates)

Name in which Warrant Shares are to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which Warrant Shares are to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, is to be registered if other than in the name of the Holder of this Warrant Certificate:

Address to which certificate representing unexercised Warrants, if any, is to be mailed if other than to the address of the Holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Date:

Signature

Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate. If Warrant Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the Holder hereof or are to be delivered to an address other than the address of such Holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address

Area Code and Number
Authorized Signature
Name
Title

Dated:	, 20_____

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ____________ HEREBY SELL(S), ASSIGN(S) AND TRANSFER(S) UNTO

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to the name of the Holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm
Address

Area Code and Number
Authorized Signature
Name
Title

Dated:	, 20_____